                                                                    EXHIBIT 21.1

                           K-Tron International, Inc.

                              List of Subsidiaries*

                                                                           State or Jurisdiction
Name of Subsidiary                                                         of Incorporation
------------------                                                         ---------------------
K-Tron Investment Co..................................................      Delaware
        Hurricane Pneumatic Conveying Inc.............................      Canada
        K-Tron America, Inc...........................................      Delaware
               Colormax Limited.......................................      United Kingdom
               Pneumatic Conveying Systems Limited ...................      United Kingdom
        K-Tron (Schweiz) AG...........................................      Switzerland
               K-Tron Asia Pacific Holding Pte Ltd. ..................      Singapore
                      K-Tron Asia Pacific Pte ........................      Singapore
               K-Tron China Limited...................................      Hong Kong
               K-Tron Deutschland GmbH................................      Germany
               K-Tron France S.a.r.l..................................      France
               K-Tron Great Britain Ltd...............................      United Kingdom
K-Tron Technologies, Inc..............................................      Delaware


* Pursuant to applicable Securities and Exchange Commission regulations, the Registrant has omitted those subsidiaries which when considered in the aggregate as a single subsidiary, would not have been considered a significant subsidiary as of the end of fiscal year 2001.